EXHIBIT A

JOINT FILING AGREEMENT

The undersigned hereby agree that a single Schedule 13D (or any amendment thereto) relating to the Common Stock of Core Scientific, Inc. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13D.

Dated: January 31, 2022

/s/ Darin Feinstein
Darin Feinstein

Red Moon 88, LLC

By:	/s/ Darin Feinstein
Name: Darin Feinstein
Title: Managing Member

Texas Blockchain 888, LLC

By:	/s/ Darin Feinstein
Name: Darin Feinstein
Title: Managing Member